                                                            Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-179098 on Form S-3 and Nos. 333-139211; 333-157076; 333-206022; and 333-226527 on Form S-8 of our reports dated February 28, 2019, relating to the consolidated financial statements of ExlService Holdings, Inc., and the effectiveness of ExlService Holdings, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of ExlService Holdings, Inc. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

New York, New York
February 28, 2019